Exhibit 5.1

Forward Pharma A/S	LAW FIRM LLP
Østergade 24 A, 1. floor	WWW.NNLAW.DK
DK-1100 Copenhagen K
Denmark	FREDERIKSBERGGADE 16
1459 COPENHAGEN K
DENMARK

VAT NO./CVR. NO. 32 30 33 74

TEL +45 33 11 45 45
FAX +45 33 11 80 81

15 OCTOBER 2014

Ladies and Gentlemen,

FORWARD PHARMA A/S, COMPANY REG. NO. (CVR) 28865880

We have acted as Danish legal counsel to Forward Pharma A/S (the “Company”) in relation to the registration and issue by the Company (the “Offering”) of up to 976,190 additional American Depositary Shares evidenced by American Depositary Receipts (the “Subscription ADSs”), each representing 1 newly issued ordinary share of the Company of DKK 0.10 nominal value, as contemplated by the Registration Statement on Form F-1MEF (“the “Registration Statement”) to which this opinion has been filed as an exhibit.

The Registration Statement incorporates by reference the contents of the Registration Statement on Form F-1 (File No. 333-198013) declared effective by the Securities and Exchange Commission on October 14, 2014.

The Subscription ADSs are created by The Bank of New York Mellon on the basis of up to 976,190 new ordinary shares (the “Subscription Shares”) to be subscribed for by Leerink Partners LLC (“Leerink”).

Further, up to 146,429 additional ADSs may be created by The Bank of New York Mellon on the basis of up to 146,429 additional new ordinary shares of the Company (the “Option Shares”), which may be subscribed for by Leerink pursuant to an over-allotment option provided by the Company.

As used herein, the term “Offer Shares” shall include any Subscription Shares and Option Shares.

The Offering is expected to take place in connection with a listing of all Subscription ADSs (and Option ADSs to the extent that these are issued) on the NASDAQ Stock Exchange.

In our capacity as such counsel, we are familiar with (i) the proceedings relating to the creation of the Company as a Danish public limited liability company organized under the laws of Denmark, and (ii) the proceedings taken and proposed to be taken by the Company in connection with the issuance of the Offer Shares.

1                                         Basis of the opinion

For the purpose of this opinion we have examined the following documents:

a)                                     A copy of the Registration Statement;

b)                                     The articles of association of the Company as registered with the Danish Business Authority at 2:35 a.m. CET on the date hereof;

c)                                      An online transcript from the Danish Business Authority of 2:35 a.m. CET on the date hereof, with respect to the Company;

d)                                     A signed copy of the minutes from the extraordinary general meeting of the Company held on 11 August 2014 authorising the board of directors to issue the Offer Shares;

e)                                      A signed copy of the resolutions dated 2 and 14 October 2014 passed by the board of directors of the Company resolving on, among other things, the increase of the share capital represented by the Subscription Shares without pre-emption rights for existing shareholders and to be subscribed for at the Offering;

f)                                       A signed copy of the minutes of the extraordinary general meeting of the Company held on October 14, 2014 inter alia amending the articles of association of the Company;

g)                                                        The form of the stock lending agreement (the “Stock Lending Agreement”) to be concluded among Nordic Biotech Opportunity Fund K/S, Leerink, and the Company;

h)                                                  Such other documents, agreements and records as we have deemed necessary for the purposes of rendering this opinion.

The documents mentioned in Sections 1a) — 1h) above are referred to as the “Documentation” or individually as a “Document”.

2                                                          Assumptions

In rendering this opinion, we have relied, without independent verification, upon the following assumptions:

a)                                                  That each Document is true, correct and fully updated and has not been amended, waived or revoked after the date of each such Document and that all material supplied to us has been supplied in full and has not subsequently been altered or amended;

b)                                                  That the meetings which form the basis of or are referred to in Sections 1d), 1e) and 1f) were duly and properly convened and conducted and that all participants therein has acted bona fide throughout;

c)                                                   That copies submitted to us of minutes of meetings and/or resolutions correctly record the proceedings at such meetings and/or subject matter which they purport to record, and that all resolutions set out in such copies were duly passed;

d)                                                  The information contained in the online transcript from the Danish Business Authority (cf. Section 1c)) concerning the Company being accurate, complete and updated;

e)                                                   The resolutions of the board of directors of the Company to increase the share capital represented by the Offer Shares referred to in Section

1e) above, upon final allotment and pricing by the board, will be duly registered with the Danish Business Authority;

f)                                                    The resolutions of the shareholders of the Company to inter alia amend the articles of association of the Company at the extraordinary general meeting referred to in Section 1f), will be duly registered with the Danish Business Authority;

g)                                                   That the Stock Lending Agreement will be duly executed and delivered by all parties to said agreement;

h)                                                  The conformity to original and final documentation to the extent we have been presented with copies or draft Documentation, and that originals were or will be executed in the manner appearing on the copy; and

i)                                                      The genuineness of all signatures and dates on all Documentation (other than on behalf of the Company), examined by us, and that the identities of the signatories are as stated or written.

3                                                          Qualifications

In addition to the assumptions set forth in Section 2 above, this opinion is subject to the following qualifications:

a)                                                  This opinion is limited to the matters of the laws of Denmark as in effect today and as such laws are currently applied by Danish courts and we express no opinion with respect to the laws of any other jurisdiction nor have we made any investigations as to any law other than the laws of Denmark; and

b)                                                  In rendering this opinion we have relied on certain matters of information obtained from the Company and other sources reasonably believed by us to be credible;

We assume no obligation to notify you of any changes to this opinion as a result of any facts or circumstances that may come to our attention in the future or as a result of any change in the laws of Denmark which may hereafter occur.

4                                         Opinion

Based on the assumptions set forth in Section 2 and the qualifications set forth in Section 3, we are of the opinion that:

a)                                                                                     The Company is a Danish public limited liability company (in Danish: “aktieselskab”) duly incorporated and validly existing under the laws of Denmark and registered with the Danish Business Authority;

b)                                                                                     The Offer Shares will — when duly subscribed for, paid and registered with the Danish Business Authority as contemplated by the Registration Statement — be validly issued, fully paid and non-assessable.

c)                                                                                      The Lending Shares and the Option Lending Shares (as defined in the Stock Lending Agreement) initially substituting for the Offer Shares have been validly issued, fully paid and registered with the Danish Business Authority and are non-assessable.

5                                         Reliance and limitation of liability

This opinion is limited to matters of the laws of Denmark as in effect and applied on the date of this opinion. We express no opinion with respect to the laws of any other jurisdiction, nor have we made any investigation as to any laws other than the laws of Denmark.

This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our law firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Yours sincerely,
Nielsen Nørager Law Firm LLP

/s/ Jakob Mosegaard Larsen
Jakob Mosegaard Larsen
Attorney-at-law